REGAL ONE CORPORATION
                              EXHIBIT 32.1
            SECTION 1350 CERTIFICATIONS, AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Regal One Corporation (the "Company") for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles J. Newman, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of the operation of the Company.

This certification is provided pursuant to 18 U.S.C. Section 1350 and
Item 601(b)(32) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the Securities Act), and the Securities Exchange Act of 1934, as amended (the Exchange Act). In accordance with clause
(ii) of Item 601(b)(32), this certification (A) shall not be deemed "filed" for the purposed of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.


/s/ Charles J. Newman
By: Charles J. Newman
Chief Executive Officer and Chief Financial Officer

Date: April 6, 2010

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.